EXHIBIT 21.1
SUBSIDIARIES OF CONTANGO ENERGY COMPANY
Prior to Reorganization
None.

EXHIBIT 21.1
SUBSIDIARIES OF CONTANGO ENERGY COMPANY
Effective as of Reorganization

100% Owned Subsidiaries

Name of Subsidiary	State in Which Organized

REX Offshore Corporation	Delaware
COE Offshore, LLC	Delaware
Contango Operators, Inc.	Delaware
Contango Venture Capital Corporation	Delaware

Partially Owned Subsidiaries

Name of Subsidiary	State in Which Organized

Republic Exploration LLC (32% owned by REX Offshore Corporation) Contango Offshore Exploration, LLC (66% owned by COE Offshore, LLC)	Delaware Delaware